Subsidiary	State of Incorporation
1230 Peachtree Associates LLC	Georgia
191 Peachtree Project LLC	Georgia
250 Williams Street LLC	Georgia
250 Williams Street Manager, Inc.	Georgia
3280 Peachtree I, LLC	Georgia
3280 Peachtree III LLC	Georgia
Blalock Lakes, LLC	Georgia
CCD 10 Terminus Place LLC	Georgia
Cedar Grove Lakes, LLC	Georgia
CF Murfreesboro Associates	Delaware
Cousins 3rd & Colorado LLC	Georgia
Cousins 777 Main Street LLC	Georgia
Cousins 816 Congress LLC	Georgia
Cousins Acquisitions Entity LLC	Georgia
Cousins Aircraft Associates, LLC	Georgia
Cousins Avalon LLC	Georgia
Cousins CH Holding LLC	Georgia
Cousins CH Investment LLC	Georgia
Cousins Decatur Development LLC	Georgia
Cousins FTC Charlotte LP	Georgia
Cousins FTC Holding LLC	Georgia
Cousins FTC Manager LLC	Georgia
Cousins Greenway Central Plant LLC	Georgia
Cousins Greenway East Parent LLC	Georgia
Cousins Greenway Edloe Parking LLC	Georgia
Cousins Greenway Eight-Twelve LLC	Georgia
Cousins Greenway Nine LLC	Georgia
Cousins Greenway Outparcel West LLC	Georgia
Cousins Greenway West First Parent LLC	Georgia
Cousins Greenway West Parent LLC	Georgia
Cousins Greenway West Parking LLC	Georgia
Cousins Jefferson Mill, LLC	Georgia
Cousins King Mill, LLC	Georgia
Cousins La Frontera LLC	Texas
Cousins Murfreesboro LLC	Georgia
Cousins Northpark 400 LLC	Georgia
Cousins Northpark 500/600 LLC	Georgia
Cousins POC I LLC	Georgia
Cousins Properties Palisades LLC	Texas
Cousins Properties Services LLC	Texas
Cousins Properties Waterview LLC	Texas
Cousins Research Park V LLC	Georgia
Cousins San Jose MarketCenter, LLC	Georgia
Cousins Spring & 8th Streets LLC	Georgia
Cousins Terminus LLC	Delaware
Cousins Tiffany Springs MarketCenter LLC	Georgia
Cousins TRS Services LLC	Georgia
Cousins Victory Investment LLC	Georgia

Cousins, Inc.	Alabama
Cousins/Daniel, LLC	Georgia
CP - Forsyth Investments LLC	Georgia
CP - Tiffany Springs Investments LLC	Georgia
CP 2100 Ross LLC	Georgia
CP Lakeside 20 GP, LLC	Georgia
CP Lakeside Land GP, LLC	Georgia
CP Texas Industrial LLC	Georgia
CP Venture IV Holdings LLC	Delaware
CP Venture Three LLC	Delaware
CPI 191 LLC	Georgia
CPI Development Inc.	Georgia
CREC Property Holdings, LLC	Delaware
CUZWAT Investments, LLC	Georgia
DC Charlotte Plaza Investment LLC	Georgia
FIC Development LLC	Georgia
Handy Road Associates, LLC	Georgia
IPC Investments LLC	Georgia
Meridian Mark Plaza, LLC	Georgia
New Land Realty, LLC d/b/a Blalock Lakes Realty	Georgia
One Ninety One Peachtree Associates LLC	Georgia
Pine Mountain Ventures, LLC	Georgia
SONO Renaissance, LLC	Georgia

At December 31, 2015, the financial statements of the following entities were consolidated with those of the Registrant in the consolidated financial statements incorporated herein:

Subsidiary	State of Incorporation
50 Biscayne Venture, LLC*	Delaware
C/W King Mill I, LLC (75% owned by Registrant)	Georgia
Callaway Gardens Realty, LLC (100% owned by Cousins/Callaway, LLC)	Georgia
Cousins/Callaway, LLC*	Georgia
Cousins/Myers II, LLC*	Delaware
CPI Services LLC	Georgia
CS Lakeside 20 Limited, LLLP (70% owned by Registrant)	Texas
CS Lakeside Land Limited, LLLP (70% owned by Registrant)	Texas
CS Lancaster LLC (70% owned by Registrant)	Georgia
King Mill Project I LLC (75% owned by Registrant)	Georgia
Mahan Village LLC (88% owned by Registrant)	Delaware

*Minority member may receive a portion of cash flow and capital proceeds.